Exhibit 8.1

March 23, 2012

811 Main Street, Suite 3700

Houston, TX 77002

Tel: +1.713.546.5400 Fax: +1.713.546.5401

www.lw.com

FIRM / AFFILIATE OFFICES

Abu Dhabi         Moscow

Barcelona           Munich

Beijing                New Jersey

Boston                New York

Brussels              Orange County

Chicago               Paris

Doha                    Riyadh

Dubai                   Rome

Frankfurt             San Diego

Hamburg             San Francisco

Hong Kong         Shanghai

Houston               Silicon Valley

London               Singapore

Los Angeles       Tokyo

Madrid               Washington, D.C.

Milan

Regency Energy Partners LP

2001 Bryan Street, Suite 3700

Dallas, TX 75201

Re:	Regency Energy Partners LP

Ladies and Gentlemen:

We have acted as counsel to Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the offering and sale of up to an aggregate of 12,650,000 common units representing limited partner interests in the Partnership (including 1,650,000 common units issued pursuant to an option to purchase additional common units granted to the underwriters by the Partnership) (the “Common Units”) registered under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Partnership’s Registration Statement on Form S-3 (File No. 333-163424), as amended as of the effective date thereof (the “Registration Statement”), the Partnership’s prospectus dated December 1, 2009 (the “Prospectus”), the Partnership’s prospectus supplement dated March 20, 2012 (the “Prospectus Supplement”) and the Partnership’s responses to our examinations and inquiries.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

March 23, 2012

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Prospectus Supplement and the Officer’s Certificate, the statements in the Prospectus Supplement under the caption “Material Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus, the Prospectus Supplement and the Officer’s Certificate, may affect the conclusions stated herein.

We did not participate in the preparation of the Registration Statement or the Prospectus. We express no view as to the discussion set forth under the caption “Material Income Tax Consequences” in the Prospectus, which is entirely superseded by the statements in the Prospectus Supplement under the caption “Material Tax Considerations.” This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Prospectus Supplement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K of the Partnership and to the references to our firm contained in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP